UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 23, 2023

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On May 23, 2023, Tonix Pharmaceuticals Holding Corp. (the “Company”) announced the discovery by Company scientists of the isolation and functional characterization of the two mirror image isomers of racemic tianeptine, which is marketed ex-U.S. as a treatment for major depressive disorder (“MDD”). A copy of the press release which discusses this matter is furnished hereto as Exhibit 99.01, and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.01 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On May 23, 2023, the Company announced the discovery by its scientists of the isolation and functional characterization of the two mirror image isomers of racemic tianeptine. Company scientists discovered that the (S)-isomer of tianeptine activates PPAR-β/δ, restores neuroplasticity in neuronal tissue culture and is free of µ-opioid receptor activity. In contrast, (R)-tianeptine activates the µ-opioid receptor and lacks PPAR-β/δ activity. Based on these discoveries, the Company has begun pre-clinical development of its (S)-isomer, TNX-4300 (estianeptine) product candidate as a treatment for MDD, bipolar disorder, Alzheimer’s Disease and Parkinson’s Disease. Based on this discovery, the Company believes that the (S)-isomer is responsible for tianeptine’s activity on PPAR-β/δ and restoring neuroplasticity, and the (R)-isomer for its off-target activity on the µ-opioid receptor. The scientists isolated and characterized the (S)-isomer, now known as TNX-4300 and under development for psychiatric and neurological diseases.

The Company expects that its ongoing work on racemic tianeptine in depression may inform and potentially accelerate the development of TNX-4300. Although the dose of tianeptine for treating depression is well-established from racemic studies, the dose range for treating neurological diseases is not yet determined. Because TNX-4300 lacks the µ-opioid receptor activity, such effects will not limit the dosing of (S)-tianeptine for these other indications. (S)-tianeptine mimics naturally occurring polyunsaturated fatty acid ligands in binding PPAR-β/δ and PPAR-γ. (S)-tianeptine’s activation of nuclear PPAR-β/δ and PPAR-γ receptors appears to be a more direct mechanism to achieve the goal of restoring neuronal connectivity than current therapies. The PPAR-β/δ target is validated by prior work on agonists treating animal models of neurodegenerative and autoimmune diseases of the central nervous system and the concept that Alzheimer’s can be considered a form of diabetes that affects the central nervous system, or type-III diabetes. Key experiments were performed by scientists at the Company’s Research and Development Center in Frederick, Maryland. The Company plans to submit data supporting tianeptine’s mechanism of action for presentation at upcoming scientific conferences and for publication in peer reviewed journals.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.01 104	Press Release of the Company, dated May 23, 2023 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: May 23, 2023	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer